As filed with the Securities and Exchange Commission on April 10, 2012

Registration Nos. 333- 87272, 333-142595, and 333-160263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333- 87272

REGISTRATION STATEMENT NO. 333-142595

REGISTRATION STATEMENT NO. 333-160263

under

the SECURITIES ACT OF 1933

NSTAR

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-3466300
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No. )

c/o Northeast Utilities

One Federal Street Building 111-4

Springfield, MA 01105

(Address, Including Zip Code, of Principal Executive Offices)

NSTAR Savings Plan

NSTAR 2007 Long Term Incentive Plan

NSTAR 1997 Share Incentive Plan

(Full Title of the Plan)

GREGORY B. BUTLER

Senior Vice President, General Counsel

Northeast Utilities

56 Prospect Street

Hartford, Connecticut 06103-2818

(860) 665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

DAVID A. FINE, ESQ.

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments, remove from registration all securities registered under each of the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by NSTAR, a Massachusetts business trust with the U.S. Securities and Exchange Commission (the “Commission”):

•	the Registration Statement on Form S-8 (File No. 333-160263), pertaining to the NSTAR Savings Plan, which was filed with the Commission on June 26, 2009;

•	the Registration Statement on Form S-8 (File No. 333-142595), pertaining to the NSTAR 2007 Long Term Incentive Plan, which was filed with the Commission on May 3, 2007; and

•	the Registration Statement on Form S-8 (File No. 333-87272), pertaining to the NSTAR 1997 Share Incentive Plan and the NSTAR Savings Plan, which was filed with the Commission on April 20, 2002.

On April 10, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of October 16, 2010, as amended as of November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NSTAR, NU Holding Energy 1 LLC, a wholly owned subsidiary of Northeast Utilities, and NU Holding Energy 2 LLC, a wholly owned subsidiary of Northeast Utilities, (as amended, the “Merger Agreement”), NU Holding Energy 1 LLC was merged with and into NSTAR (the “Merger”) and then NSTAR was merged with and into NU Holding Energy 2 LLC with NU Holding Energy 2 LLC remaining a wholly owned subsidiary of Northeast Utilities (the “Subsequent Merger” and together with the Merger, the “Transaction”). In connection with the Subsequent Merger, the name of NU Holding Energy 2 LLC has been changed to NSTAR LLC.

In connection with the closing of the Transaction, NSTAR LLC, as successor to NSTAR, has terminated offerings pursuant to the Registration Statements. In accordance with undertakings made by NSTAR in the Registration Statements, NSTAR LLC hereby removes from registration the securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused its Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on April 10, 2012.

NSTAR LLC (as successor by merger to NSTAR)

By:	/s/ James J. Judge
Name:	James J. Judge
Title:	Executive Vice President and Chief Financial Officer